United States Steel Corporation
Public Affairs
600 Grant Street
Pittsburgh, PA 15219-2800

News

                                                    Contacts: Media
                                                              John Armstrong
                                                              (412) 433-6792
                                                              Investors/Analysts
                                                              Nick Harper
                                                              (412) 433-1184

FOR IMMEDIATE RELEASE

                     UNITED STATES STEEL CORPORATION REPORTS
                           2007 FIRST QUARTER RESULTS

                               Earnings Highlights

(Dollars in millions, except per share amounts)   1Q 2007    4Q 2006    1Q 2006
--------------------------------------------------------------------------------
Net sales                                         $ 3,756    $ 3,774    $ 3,728
--------------------------------------------------------------------------------
Segment income (loss) from operations
     Flat-rolled Products                         $    75    $    31    $   127
     U. S. Steel Europe                               206        182        125
     Tubular Products                                 102        144        177
     Other Businesses                                   2         57         --
--------------------------------------------------------------------------------
Total segment income from operations              $   385    $   414    $   429
Retiree benefit expenses                              (39)       (53)       (55)
Other items not allocated to segments                  --        (20)        (5)
--------------------------------------------------------------------------------
Income from operations                            $   346    $   341    $   369
--------------------------------------------------------------------------------
Net interest and other financial costs                  5         25         16
--------------------------------------------------------------------------------
Income tax provision                                   66          7         90
--------------------------------------------------------------------------------
Net income                                        $   273    $   297    $   256
--------------------------------------------------------------------------------
 - Per diluted share                              $  2.30    $  2.50    $  2.04
--------------------------------------------------------------------------------

      PITTSBURGH, April 24, 2007 - United States Steel Corporation (NYSE: X) reported first quarter 2007 net income of $273 million, or $2.30 per diluted share, compared to fourth quarter 2006 net income of $297 million, or $2.50 per diluted share, and first quarter 2006 net income of $256 million, or $2.04 per diluted share.

      Commenting on results, U. S. Steel Chairman and CEO John P. Surma said, "Considering market conditions, we had a good quarter with solid results from Flat-rolled and Tubular and a particularly strong performance by our European segment. We continued to generate substantial cash, redeemed $49 million of debt and made a voluntary contribution of $35 million to our main defined benefit pension plan."

      The company reported first quarter 2007 income from operations of $346 million, compared with income from operations of $341 million in the fourth quarter of 2006 and $369 million in the first quarter of 2006.

      In the first quarter of 2007, net interest and other financial costs included a $3 million pre-tax charge related to the early redemption of our 10% Senior Quarterly Income Debt Securities. This charge reduced net income by $2 million or 2 cents per diluted share. In the fourth quarter of 2006, net interest and other financial costs included a $32 million pre-tax charge related to the early redemption of most of our 10-3/4% Senior Notes. This item and other items not allocated to segments decreased net income by $33 million or 28 cents per diluted share. Other items not allocated to segments in the first quarter of 2006 consisted of an asset impairment charge, which reduced net income by $5 million or 4 cents per diluted share.

      During the first quarter of 2007, we repurchased 305,000 shares of common stock for $25 million.

Reportable Segments and Other Businesses

      Management believes segment income from operations is a key measure to evaluate ongoing operating results and performance. Segment income from operations was $385 million, or $76 per ton, in the first quarter of 2007, compared with $414 million, or $85 per ton, in the fourth quarter of 2006 and $429 million, or $80 per ton, in the first quarter of 2006.

      First quarter 2007 segment results decreased from fourth quarter 2006 as was expected. Flat-rolled income more than doubled from the fourth quarter due primarily to higher contract prices and improved operating efficiencies, partially offset by lower spot prices and higher raw material costs. U. S. Steel Europe (USSE) income increased mainly due to higher shipment volumes. Tubular results were lower than the fourth quarter on lower shipments and prices, reflecting continued high imports and customer inventory levels. The decline in results for Other Businesses was related to normal seasonal effects at our iron ore operations in Minnesota and the non-recurrence of fourth quarter land sales.

Outlook

      Looking ahead to the second quarter, Surma said, "We expect continued solid operating results for our three reportable segments with overall results in line with the first quarter."

      Second quarter Flat-rolled results are expected to improve from the first quarter on higher shipment volumes and utilization rates, partially offset by increased raw material, outage and energy costs. Average realized prices are expected to be comparable to first quarter levels as spot shipments and prices are expected to increase.

      For USSE, we expect second quarter results to be somewhat lower than the first quarter as increased prices are offset by higher raw material and outage costs. Shipment levels should be in line with the first quarter.

      Prices and shipments for Tubular in second quarter 2007 are expected to be lower than first quarter levels as imports and customer inventories remain high.

      Normal seasonal improvements at Minnesota iron ore operations are expected to be lower due to production levels that will remain near first quarter, repair outages and costs for longer-term mine development.

      Concerning the March 28, 2007 definitive agreement between U. S. Steel and Lone Star Technologies, Inc., regulatory filings have been made under the Hart-Scott-Rodino Act in the United States and in several other nations. U. S. Steel expects that the transaction, which is subject to the approval of Lone Star's shareholders and regulatory approvals, will be completed late in the second quarter or early in the third quarter of 2007.

                                      *****

      This release contains forward-looking statements with respect to market conditions, operating costs, shipments and prices. Some factors, among others, that could affect market conditions, costs, shipments and prices for both domestic operations and USSE include global product demand, prices and mix; global and company steel production levels; plant operating performance; the timing and completion of facility projects; natural gas and electricity prices and usage; raw materials and transportation availability and prices; the impact of fixed prices in energy and raw materials contracts (many of which have terms of one year or longer) as compared to short-term contract and spot prices of steel products; changes in environmental, tax, pension and other laws; employee strikes; power outages; and U.S. and global economic performance and political developments. Domestic steel shipments and prices could be affected by import levels and actions taken by the U.S. Government and its agencies. Economic conditions and political factors in Europe that may affect USSE's results include, but are not limited to, taxation, nationalization, inflation, currency fluctuations, increased regulation, export quotas, tariffs, and other protectionist measures. Consummation of the Lone Star acquisition is subject to the approval of Lone Star's shareholders, regulatory approvals and other customary conditions. In accordance with "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, cautionary statements identifying important factors, but not necessarily all factors, that could cause actual results to differ materially from those set forth in the forward-looking statements have been included in the Form 10-K of U. S. Steel for the year ended December 31, 2006, and in subsequent filings for U. S. Steel.

      A Statement of Operations (Unaudited), Other Financial Data (Unaudited) and Preliminary Supplemental Statistics (Unaudited) for U. S. Steel are attached.

      The company will conduct a conference call on first quarter earnings on Tuesday, April 24, at 2 p.m. EDT. To listen to the webcast of the conference call, visit the U. S. Steel web site, www.ussteel.com, and click on the "Investors" button.

      For more information on U. S. Steel, visit its web site at www.ussteel.com.

                                      -oOo-
     2007-018

                         UNITED STATES STEEL CORPORATION
                       STATEMENT OF OPERATIONS (Unaudited)
                      ------------------------------------

                                                         Quarter Ended
                                                ----------------------------------

                                                March 31     Dec. 31      March 31
(Dollars in millions)                             2007         2006         2006
--------------------------------------------------------------------------------
NET SALES ..................................   $   3,756    $   3,774    $   3,728

OPERATING EXPENSES (INCOME):
Cost of sales (excludes items shown below) .       3,179        3,223        3,098
Selling, general and administrative expenses         139          146          158
Depreciation, depletion and amortization ...         111          102          112
Income from investees ......................          (2)         (18)          (7)
Net gains on disposal of assets ............         (10)         (11)          (1)
Other income, net ..........................          (7)          (9)          (1)

                                               ---------    ---------    ---------
Total operating expenses ...................       3,410        3,433        3,359

                                               ---------    ---------    ---------
INCOME FROM OPERATIONS .....................         346          341          369
Net interest and other financial costs .....           5           25           16

                                               ---------    ---------    ---------
INCOME BEFORE INCOME TAXES AND MINORITY
INTERESTS ..................................         341          316          353
Income tax provision .......................          66            7           90
Minority interests .........................           2           12            7

                                               ---------    ---------    ---------
NET INCOME .................................         273          297          256
Dividends on preferred stock ...............          --           --           (4)

                                               ---------    ---------    ---------
NET INCOME APPLICABLE TO COMMON STOCK ......   $     273    $     297    $     252

                                               =========    =========    =========

COMMON STOCK DATA:
--------------------------------------------------------------------------------
Net income per share:
          -Basic ...........................   $    2.31    $    2.51    $    2.31
          -Diluted .........................   $    2.30    $    2.50    $    2.04

Weighted average shares, in thousands
          - Basic ..........................     118,244      118,343      108,809
          - Diluted ........................     119,005      119,011      125,559

Dividends paid per common share ............   $     .20    $     .20    $     .10

                         UNITED STATES STEEL CORPORATION
                         OTHER FINANCIAL DATA (Unaudited)
                      ------------------------------------

                                                               Quarter Ended
                                                                  March 31
                                                           --------------------
Cash Flow Data (In millions)                                  2007       2006
--------------------------------------------------------------------------------
Cash provided by operating activities:
Net income .............................................   $    273    $    256
Depreciation, depletion and amortization ...............        111         112
Pensions and other postretirement benefits .............        (49)         (9)
Working capital changes ................................        (36)       (158)
Other operating activities .............................         20          27
                                                           --------    --------
Total ..................................................        319         228
                                                           --------    --------
Cash used in investing activities:
Capital expenditures ...................................       (108)       (127)
Disposal of assets .....................................          5           4
Other investing activities .............................         (4)          4
                                                           --------    --------
Total ..................................................       (107)       (119)
                                                           --------    --------
Cash used in financing activities:
Repayment of debt ......................................        (53)        (83)
Common stock issued ....................................          5           3
Common stock repurchased ...............................        (25)         --
Dividends paid .........................................        (24)        (15)
Change in bank checks outstanding ......................         13         (16)
Other financing activities .............................         (2)         (7)
                                                           --------    --------
Total ..................................................        (86)       (118)
                                                           --------    --------
Effect of exchange rate changes on cash ................          4           1
                                                           --------    --------
Net increase (decrease) in cash and cash equivalents ...        130          (8)
Cash and cash equivalents at beginning of the year .....      1,422       1,479
                                                           --------    --------
Cash and cash equivalents at end of the period .........   $  1,552    $  1,471
                                                           ========    ========


                                                           March 31     Dec. 31
Balance Sheet Data  (In millions)                            2007        2006
--------------------------------------------------------------------------------
Cash and cash equivalents ..............................   $  1,552    $  1,422
Receivables, net .......................................      1,954       1,799
Inventories ............................................      1,618       1,604
Other current assets ...................................        376         371
Property, plant and equipment, net .....................      4,439       4,429
Investments and long-term receivables, net .............        320         336
Pension asset ..........................................        385         330
Other assets ...........................................        270         295
                                                           --------    --------
Total assets ...........................................   $ 10,914    $ 10,586
                                                           ========    ========
Accounts payable .......................................   $  1,433    $  1,313
Payroll and benefits payable ...........................        991       1,028
Short-term debt and current maturities of long-term debt         32          82
Other current liabilities ..............................        291         279
Long-term debt, less unamortized discount ..............        940         943
Employee benefits ......................................      2,136       2,174
Other long-term liabilities and minority interests .....        435         402
Stockholders' equity ...................................      4,656       4,365
                                                           --------    --------
Total liabilities and stockholders' equity .............   $ 10,914    $ 10,586
                                                           ========    ========

                         UNITED STATES STEEL CORPORATION
                 PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)
                 -----------------------------------------------

                                                   Quarter Ended
                                           ---------------------------------
                                           March 31    Dec. 31    March 31
(Dollars in millions)                       2007       2006       2006
--------------------------------------------------------------------------------
INCOME FROM OPERATIONS
Flat-rolled Products ....................   $  75      $  31      $ 127
U. S. Steel Europe ......................     206        182        125
Tubular Products ........................     102        144        177
Other Businesses ........................       2         57         --
                                            -----      -----      -----
Segment Income from Operations ..........     385        414        429
   Retiree benefit expenses(a) ..........     (39)       (53)       (55)
   Other items not allocated to segments:
      Asset impairment charge ...........      --         --         (5)
      Out of period adjustments .........      --        (15)        --
      Loss on sale of certain assets ....      --         (5)        --
                                            -----      -----      -----
       Total Income from Operations .....   $ 346      $ 341      $ 369

CAPITAL EXPENDITURES
   Flat-rolled Products .................   $  50      $ 127      $  69
   U. S. Steel Europe ...................      30         49         44
   Tubular Products .....................       2          2         --
   Other Businesses .....................      26         37         14

                                            -----      -----      -----
       Total ............................   $ 108      $ 215      $ 127

----------
(a) Includes certain profit-based expenses for U. S. Steel retirees and National retirees pursuant to provisions of the 2003 labor agreement with the United Steelworkers.

                         UNITED STATES STEEL CORPORATION
                 PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)
                 -----------------------------------------------

                                                        Quarter Ended
                                             -----------------------------------
                                             March 31      Dec. 31      March 31
(Dollars in millions)                          2007          2006          2006
--------------------------------------------------------------------------------
OPERATING STATISTICS
   Average realized price: ($/net ton)(a)
       Flat-rolled Products .............   $  650        $  648        $  616
       U. S. Steel Europe ...............      669           665           544
       Tubular Products .................    1,435         1,523         1,506
   Steel Shipments:(a)(b)
       Flat-rolled Products .............    3,188         3,078         3,529
       U. S. Steel Europe ...............    1,652         1,549         1,508
       Tubular Products .................      247           271           319
                                            ------        ------        ------
             Total Steel Shipments ......    5,087         4,898         5,356
   Raw Steel Production:(b)
       Domestic Facilities ..............    3,713         3,270         4,141
       U. S. Steel Europe ...............    1,799         1,772         1,753
   Raw Steel Capability Utilization:(c)
       Domestic Facilities ..............     77.6%         66.9%         86.6%
       U. S. Steel Europe ...............     98.2%         94.7%         95.7%
   Domestic iron ore production(b) ......    4,895         5,144         5,473
   Domestic coke production(b)(d) .......    1,366         1,393         1,490

--------------------------------------------------------------------------------
(a)   Excludes intersegment transfers.

(b)   Thousands of net tons.

(c) Based on annual raw steel production capability of 19.4 million net tons for domestic facilities and 7.4 million net tons for U. S. Steel Europe.

(d)   Includes the Clairton 1314B Partnership.